UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2009 (June 19, 2009)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

400 Interpace Parkway

Building A

Parsippany, NJ 07054

(Address of principal executive
office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last
 report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2009, we entered into Amendment No. 1, dated as of June 19, 2009 (the “Credit Agreement Amendment”), to the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, UBS AG, Stamford Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, the lenders party thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and the other parties thereto (as amended, the “Credit Agreement”), and borrowed $150 million in incremental term loans pursuant to the Credit Agreement Amendment.  The incremental term loans mature on the same maturity date as our existing term loans, amortize in quarterly installments in aggregate annual amount equal to 1.00% of the initial aggregate principal amount thereof, rank pari passu in right of payment and of security with the existing term loans and otherwise will be treated substantially the same as the existing term loans (including with respect to mandatory and voluntary prepayments), as set forth in the Credit Agreement Amendment.

We intend to use the proceeds from this borrowing for general corporate purposes and any other purpose permitted under the Credit Agreement and our Senior Notes Indenture and the Senior Subordinated Notes Indenture, each dated August 23, 2006, including repayment of a portion of our borrowings under the revolving credit facility of our Credit Agreement.  A copy of the Credit Agreement Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Certain of the lenders party to the Credit Agreement Amendment and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1

Amendment No. 1, dated as of June 19, 2009, to the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, among Travelport LLC, Travelport Limited, UBS AG, Stamford Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, the lenders party thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: June 19, 2009

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated June 19, 2009 (June 19, 2009)

EXHIBIT INDEX

10.1

Amendment No. 1, dated as of June 19, 2009, to the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007, among Travelport LLC, Travelport Limited, UBS AG, Stamford Branch, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, the lenders party thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, and the other parties thereto.